UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_______________________

Date of Report (Date of earliest event reported): February 16, 2017

              ORION ENERGY SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Wisconsin	01-33887	39-1847269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

  2210 Woodland Drive, Manitowoc, Wisconsin, 54220
(Address of principal executive offices, including zip code)

  (920) 892-9340
(Registrant’s telephone number, including area code)

  Not Applicable
(Former name or former address, if changed since last report)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 16, 2017, the Board of Directors (the “Board”) of Orion Energy Systems, Inc. (the “Company”) appointed Ellen Richstone as a director of the Company, effective as of May 24, 2017. The Board has determined that the class assignment for Ms. Richstone will be determined in connection with her submission for re-election by the Company’s shareholders at the Company’s 2017 Annual Meeting of Shareholders.
Ms. Richstone, 65, was the Chief Financial Officer of several public and private companies between 1989 and 2012, including Rohr Aerospace, a Fortune 500 company. From 2002 to 2004, Ms. Richstone was the President and Chief Executive Officer of the Entrepreneurial Resources Group. From 2004 until its sale in 2007, Ms. Richstone served as the financial expert on the board of directors of American Power Conversion. Ms. Richstone currently serves on the boards of three other public companies: eMagin Corporation, Superior Industries International and BioAmber Inc. She currently chairs the Audit Committee of eMagin Corporation. Ms. Richstone has prior experience on both public and private boards and is currently on the board of the National Association of Corporate Directors in New England. Ms. Richstone’s past public board service includes American Power Conversion (sold), Everyware Global (taken private) and Parnell Pharmaceuticals Holdings Ltd. (taken private). In April 2013, Ms. Richstone was given the first annual Distinguished Director Award from the Corporate Directors Group. Ms. Richstone graduated from Scripps College in Claremont California and holds graduate degrees from the Fletcher School of Law and Diplomacy at Tufts University. Ms. Richstone also completed the Advanced Professional Certificate in Finance at New York University’s Graduate School of Business Administration and attended the Executive Development program at Cornell University’s Business School. Ms. Richstone holds an Executive Master’s Certification in Director Governance from the American College of Corporate Directors.
The Board has determined that Ms. Richstone is independent under the listing standards of the NASDAQ Capital Market. The Board has also determined that Ms. Richstone will be appointed to appropriate committees of the Board after a suitable orientation period on the Board allows the Board and Ms. Richstone to make a more informed mutual decision as to which committee appointments would be in the best interests of the Board, Ms. Richstone, the Company and the Company’s shareholders.
As a non-employee director, Ms. Richstone will receive the compensation paid to all non-employee directors of the Company. There are no arrangements between Ms. Richstone and any other person pursuant to which Ms. Richstone was elected to serve as a director, nor are there any transactions in which the Company is a participant in which either individual has a material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORION ENERGY SYSTEMS, INC.
Date: February 21, 2017	By: /s/ William T. Hull
William T. Hull
Chief Financial Officer

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